Patterson Companies Reports Fiscal 2017 Third-Quarter Operating Results

•	Reported net sales totaled $1.4 billion, essentially flat year-over-year. Sales grew 1.4 percent in constant currency.

•	GAAP earnings from continuing operations were $0.29 per diluted share.

•	Adjusted earnings[1] from continuing operations totaled $0.58 per diluted share.

•	Company narrows range of fiscal 2017 adjusted earnings[1] guidance from continuing operations.

St. Paul, Minn. - February 23, 2017 - Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.4 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 28, 2017, down 0.2 percent over the same period last year. Adjusting for the effects of currency translation, sales improved 1.4 percent.

Reported net income from continuing operations was $27.8 million, or $0.29 per diluted share, compared to $57.2 million, or $0.60 per diluted share, in last year’s fiscal third quarter. Adjusted net income1 from continuing operations, which excludes certain non-recurring and deal amortization costs, totaled $55.4 million for the third quarter of fiscal 2017, down 14.9 percent from $65.1 million in the same quarter last year. Adjusted net income1 from continuing operations includes the previously disclosed pre-tax step-up in enterprise resource planning expenses, which for the quarter totaled approximately $11 million. Adjusted earnings per diluted share1 from continuing operations totaled $0.58 in the 2017 third quarter, down 14.7 percent year-over-year.

“Our performance in the fiscal 2017 third quarter reflects our ongoing efforts to adapt and capitalize in end markets that continue to present both challenges and opportunities,” said Scott Anderson, chairman, president and chief executive officer. “Market conditions in our respective business segments were similar to the first half of our fiscal year. Our Dental strategy to better serve the full range of customers with a wider core equipment product portfolio, delivered and supported at a higher level of value, yielded positive results. In our Animal Health segment, we explored and began to implement initiatives to better convert our sales execution into margin improvement. The long-term trends in our end markets remain promising, and we are confident that our present efforts will help us leverage the growth opportunities ahead.”

Patterson Dental
Reported net sales in our Dental segment, which represented approximately 45 percent of total company sales, were $626.3 million, down 1.8 percent from the same quarter last year. Sales declined 2.0 percent on a constant currency basis from the fiscal 2016 third quarter. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies decreased 2.8 percent

•	Equipment sales declined 1.0 percent, reflecting strong performance in core equipment, offset by weaker performance in technology products

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies, decreased 1.3 percent

Anderson continued, “Consumable sales during the quarter reflected similar market conditions experienced in the first half of our fiscal year. However, we are encouraged by core equipment sales in the third quarter and believe the improvement in this category validates our experience and success with broadening our product offerings to achieve future growth, while also increasing sales with longstanding partners. Through expanding our product portfolio and enhancing our sales productivity and sophistication, we are better positioning Patterson Dental to serve a wider range of customers and clinical environments.”

As disclosed in the fiscal 2017 second quarter, during the fiscal 2017 third quarter Patterson Companies recorded a pre-tax non-cash impairment charge of $36.3 million, or $23.0 million after taxes or $0.24 per diluted share, related to the distribution fee associated with the CEREC product component of our relationship with Sirona Dental Systems. While this non-cash accounting charge will not affect Patterson’s liquidity, cash flows or compliance with its debt covenants, the company expects this decision to negatively affect near-term operations.

Patterson Animal Health
Reported net sales for Patterson Animal Health, which comprised approximately 55 percent of the company’s total sales, were $762.6 million, 1.7 percent higher than last year. Sales increased 4.9 percent on a constant currency basis from the fiscal 2016 third quarter. On that same basis, year-over-year sales by category were as follows:

•	Companion animal sales improved 8.5 percent

•	Production animal sales rose 1.3 percent, reflecting strong sales in swine, offset by lower sales in beef- and dairy-cattle categories

“We continued to face margin pressure with certain pharmaceutical products in our Animal Health segment during the third quarter, however, we identified and began to implement approaches to adapt our sales and marketing strategies to achieve more profitable growth,” added Anderson. “While our work on this front continues, we began to see some improvement late in the third quarter. We believe these efforts, in combination with our scale, commitment to sales execution, and long history of collaboration with product manufacturers, will help pave the way to margin improvement.”

Discontinued Operations
On August 28, 2015, Patterson Companies completed the sale of Patterson Medical to Madison Dearborn Partners for approximately $717 million. As a result of the sale, Patterson Medical is classified and reported as discontinued operations for all periods presented.

Share Repurchases and Dividends
Fiscal year-to-date, Patterson repurchased approximately 2.0 million shares of its outstanding common stock, with a value of $86.9 million, leaving approximately 14.5 million shares for repurchase under the current authorization, which expires in March 2018. The company also paid $23.3 million in cash dividends to shareholders in the third quarter and $70.9 million in cash dividends to shareholders in the first nine months of fiscal 2017.

Year-to-Date Results1

Reported net sales for the first nine months of fiscal 2017 totaled $4.1 billion, a 5.5 percent year-over-year increase. Adjusting for the effects of currency translation, sales increased 7.3 percent. Sales improved 8.8 percent in constant currency when accounting for the extra week in the prior nine-month period. Reported net income from continuing operations was $112.4 million, or $1.17 per diluted share, compared to $120.1 million, or $1.22 per diluted share in last year’s period.  Adjusted net income from continuing operations1, which excludes certain non-recurring and deal amortization costs and tax costs related to tax repatriation, totaled $157.7 million, or $1.64 per diluted share, compared to adjusted net income from continuing operations of $167.3 million, or $1.70 per diluted share, in the year-ago period. Sales in the prior year nine-month period included an extra sales week and approximately six fewer weeks of contribution from Animal Health International, Inc.
Business Outlook
Anderson concluded, “Patterson Companies is evolving its businesses on multiple fronts in response to market dynamics for improved, long-term top- and bottom-line growth. In Dental, we are taking the important steps necessary to further increase our relevancy and value to all practice environments. In Animal Health, we are approximately halfway through our three-year integration timeframe. We are combining synergy progress with our current efforts to improve profitability to enhance the long-term performance in this segment. While these combined efforts will take time to fully realize their impact, they are critical to driving the full potential of the platform we have built.”
Fiscal 2017 Guidance
With one quarter remaining in fiscal 2017, Patterson today narrowed its fiscal 2017 earnings guidance from continuing operations, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are now expected to be in the range of $1.71 to $1.77 per diluted share.

•	Non-GAAP adjusted earnings[1] are now expected to be in the range of $2.27 to $2.33 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

◦	Deal amortization expense of approximately $27 million ($0.28 per diluted share)

◦	Non-cash impairment charges of approximately $23 million ($0.24 per diluted share)

◦	Integration and business restructuring expenses of approximately $5 million ($0.05 per diluted share)

◦	Transaction-related costs of approximately $2 million ($0.02 per diluted share)

◦	Benefit from cash repatriation tax adjustment of approximately $2 million ($0.03 per diluted share)

Our guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in the first nine months of fiscal 2017, and includes the previously disclosed pre-tax $25 million step-up in operating expense associated with the enterprise resource planning system implementation.
1Non-GAAP Financial Measures
The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely earnings from continuing operations, net income from continuing operations, and earnings per diluted share from continuing operations, for the impact of transaction related costs, deal amortization, integration and business restructuring expenses, accelerated debt issuance costs and tax impact of cash repatriation.
Management believes that these non-GAAP measures may provide a helpful representation of the company’s current quarter performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
In addition, the term constant currency used in this release represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.
Third-Quarter Conference Call and Replay
Patterson’s third-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fiscal 2017 third quarter conference call can be heard for one week at 888-203-1112 and by providing the Conference ID 7051341 when prompted.
About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.
Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market
Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.
This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600

John M. Wright
Vice President, Investor Relations
651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Net sales	$1,397,418	$1,400,853	$4,148,095	$3,932,933

Gross profit	329,761	339,864	965,899	959,007

Operating expenses	283,207	244,135	774,126	717,638

Operating income from continuing operations	46,554	95,729	191,773	241,369

Other income and expense:
Other income, net	994	830	4,980	2,454
Interest expense	(11,400)	(10,634)	(31,659)	(39,931)

Income from continuing operations before taxes	36,148	85,925	165,094	203,892

Income tax expense	8,379	28,735	52,663	83,828

Net income from continuing operations	27,769	57,190	112,431	120,064
Net income (loss) from discontinued operations	(3,229)	(750)	(3,229)	1,500
Net income	$24,540	$56,440	$109,202	$121,564

Basic earnings (loss) per share:
Continuing operations	$0.29	$0.60	$1.18	$1.23
Discontinued operations	(0.03)	(0.01)	(0.03)	0.01
Net basic earnings per share	$0.26	$0.59	$1.15	$1.24

Diluted earnings (loss) per share:
Continuing operations	$0.29	$0.60	$1.17	$1.22
Discontinued operations	(0.03)	(0.01)	(0.03)	0.01
Net diluted earnings per share	$0.26	$0.59	$1.14	$1.23

Shares:
Basic	94,737	95,335	95,252	97,809
Diluted	95,359	95,930	95,915	98,488

Dividends declared per common share	$0.24	$0.22	$0.72	$0.66

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 28, 2017	April 30, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$121,739	$137,453
Receivables	810,155	796,693
Inventory	827,057	722,140
Prepaid expenses and other current assets	112,265	91,255
Total current assets	1,871,216	1,747,541
Property and equipment, net	300,395	293,315
Goodwill and other intangible assets	1,247,480	1,325,889
Long-term receivables, net and other	174,971	154,059
Total assets	$3,594,062	$3,520,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$547,662	$566,253
Other accrued liabilities	228,037	226,582
Current maturities of long-term debt	14,754	16,500
Borrowings on revolving credit	198,000	20,000
Total current liabilities	988,453	829,335
Long-term debt	1,001,775	1,022,155
Other non-current liabilities	217,759	227,568
Total liabilities	2,207,987	2,079,058
Stockholders' equity	1,386,075	1,441,746
Total liabilities and stockholders' equity	$3,594,062	$3,520,804

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	January 28, 2017	January 30, 2016

Operating activities:
Net income	$109,202	$121,564
Net income (loss) from discontinued operations	(3,229)	1,500
Net income from continuing operations	112,431	120,064
Adjustments to reconcile net income from continuing operations to net cash used in operating activities:
Depreciation and amortization	63,056	58,817
Intangible asset impairment	36,312	—
Non-cash employee compensation	17,254	20,587
Change in assets and liabilities, net of acquired	(238,464)	(247,015)
Net cash used in operating activities- continuing operations	(9,411)	(47,547)
Net cash used in operating activities- discontinued operations	(3,229)	(38,985)
Net cash used in operating activities	(12,640)	(86,532)
Investing activities:
Additions to property and equipment	(37,457)	(56,280)
Acquisitions and equity investments, net of cash assumed	—	(1,106,583)
Proceeds from sale of securities	—	48,744
Other investing activities	35,869	—
Net cash used in investing activities- continuing operations	(1,588)	(1,114,119)
Net cash provided by investing activities- discontinued operations	—	714,680
Net cash used in investing activities	(1,588)	(399,439)
Financing activities:
Dividends paid	(70,947)	(67,010)
Repurchases of common stock	(84,651)	(200,000)
Proceeds from issuance of long-term debt, net	—	988,400
Debt amendment costs	(1,266)	—
Retirement of long-term debt	(22,550)	(678,250)
Draw on revolver	178,000	198,000
Other financing activities	5,495	5,523
Net cash provided by financing activities	4,081	246,663
Effect of exchange rate changes on cash	(5,567)	(10,251)
Net change in cash and cash equivalents	$(15,714)	$(249,559)

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	January 28, 2017	January 30, 2016	Total Sales Growth	Foreign Exchange Impact	Animal Health International Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable	$1,064,098	$1,059,838	0.4%	(2.1)%	—%	2.5%
Equipment and software	249,047	248,779	0.1	0.2	—	(0.1)
Other	84,273	92,236	(8.6)	(0.7)	—	(7.9)
Total	$1,397,418	$1,400,853	(0.2)%	(1.6)%	—%	1.4%

Dental
Consumable	$325,181	$333,835	(2.6)%	0.2%	—%	(2.8)%
Equipment and software	230,431	232,334	(0.8)	0.2	—	(1.0)
Other	70,731	71,482	(1.1)	0.2	—	(1.3)
Total	$626,343	$637,651	(1.8)%	0.2%	—%	(2.0)%

Animal Health
Consumable	$738,917	$726,003	1.8%	(3.2)%	—%	5.0%
Equipment and software	18,616	16,445	13.2	(0.2)	—	13.4
Other	5,044	7,265	(30.6)	(10.9)	—	(19.7)
Total	$762,577	$749,713	1.7%	(3.2)%	—%	4.9%

Corporate
Other	$8,498	$13,489	(37.0)%	—%	—%	(37.0)%
Total	$8,498	$13,489	(37.0)%	—%	—%	(37.0)%

Nine Months Ended

Consolidated net sales
Consumable	$3,252,551	$3,042,634	6.9%	(2.2)%	6.4%	2.7%
Equipment and software	627,187	610,071	2.8	—	—	2.8
Other	268,357	280,228	(4.2)	(0.8)	(0.1)	(3.3)
Total	$4,148,095	$3,932,933	5.5%	(1.8)%	4.9%	2.4%

Dental
Consumable	$982,366	$1,024,323	(4.1)%	(0.1)%	—%	(4.0)%
Equipment and software	586,375	572,771	2.4	—	—	2.4
Other	214,170	216,996	(1.3)	—	—	(1.3)
Total	$1,782,911	$1,814,090	(1.7)%	—%	—%	(1.7)%

Animal Health
Consumable	$2,270,185	$2,018,311	12.5%	(3.3)%	9.6%	6.2%
Equipment and software	40,812	37,300	9.4	(0.2)	—	9.6
Other	21,357	25,852	(17.4)	(8.1)	(0.7)	(8.6)
Total	$2,332,354	$2,081,463	12.1%	(3.3)%	9.3%	6.1%

Corporate
Other	$32,830	$37,380	(12.2)%	—%	—%	(12.2)%
Total	$32,830	$37,380	(12.2)%	—%	—%	(12.2)%

PATTERSON COMPANIES, INC.
OPERATING INCOME BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Operating income (loss)
Dental	$40,018	$82,108	$177,356	$223,454
Animal Health	23,777	25,959	60,460	64,108
Corporate	(17,241)	(12,338)	(46,043)	(46,193)
Total	$46,554	$95,729	$191,773	$241,369

PATTERSON COMPANIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

For the three months ended January 28, 2017	GAAP	Transaction-related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Tax impact of cash repatriation	Non-GAAP
Operating income from continuing operations	$46,554	$236	$9,951	$36,312	$625	$—	$—	$93,678
Other expense, net	(10,406)	—	—	—	—	—	—	(10,406)
Income from continuing operations before taxes	36,148	236	9,951	36,312	625	—	—	83,272
Income tax expense	8,379	89	3,480	13,263	236	—	2,406	27,853
Net income from continuing operations	$27,769	$147	$6,471	$23,049	$389	$—	$(2,406)	$55,419

Diluted EPS from continuing operations*	$0.29	$—	$0.07	$0.24	$—	$—	$(0.03)	$0.58

Consolidated operating income as a % of sales	3.3%							6.7%
Effective tax rate	23.2%							33.4%

For the three months ended January 30, 2016	GAAP	Transaction-related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Tax impact of cash repatriation	Non-GAAP
Operating income from continuing operations	$95,729	$44	$10,793	$—	$1,613	$—	$—	$108,179
Other expense, net	(9,804)	—	—	—	—	—	—	(9,804)
Income from continuing operations before taxes	85,925	44	10,793	—	1,613	—	—	98,375
Income tax expense	28,735	16	3,872	—	611	—	—	33,234
Net income from continuing operations	$57,190	$28	$6,921	$—	$1,002	$—	$—	$65,141

Diluted EPS from continuing operations*	$0.60	$—	$0.07	$—	$0.01	$—	$—	$0.68

Consolidated operating income as a % of sales	6.8%							7.7%
Effective tax rate	33.4%							33.8%

For the nine months ended January 28, 2017	GAAP	Transaction-related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Tax impact of cash repatriation	Non-GAAP
Operating income from continuing operations	$191,773	$1,479	$30,212	$36,312	$6,304	$—	$—	$266,080
Other expense, net	(26,679)	—	—	—	—	—	—	(26,679)
Income from continuing operations before taxes	165,094	1,479	30,212	36,312	6,304	—	—	239,401
Income tax expense	52,663	558	10,394	13,263	2,383	—	2,406	81,667
Net income from continuing operations	$112,431	$921	$19,818	$23,049	$3,921	$—	$(2,406)	$157,734

Diluted EPS from continuing operations*	$1.17	$0.01	$0.21	$0.24	$0.04	$—	$(0.03)	$1.64

Consolidated operating income as a % of sales	4.6%							6.4%
Effective tax rate	31.9%							34.1%

For the nine months ended January 30, 2016	GAAP	Transaction-related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Accelerated debt issuance costs	Tax impact of cash repatriation	Non-GAAP
Operating income from continuing operations	$241,369	$13,132	$28,689	$—	$5,196	$—	$—	$288,386
Other expense, net	(37,477)	—	—	—	—	5,153	—	(32,324)
Income from continuing operations before taxes	203,892	13,132	28,689	—	5,196	5,153	—	256,062
Income tax expense	83,828	3,125	10,182	—	1,965	1,948	(12,300)	88,748
Net income from continuing operations	$120,064	$10,007	$18,507	$—	$3,231	$3,205	$12,300	$167,314

Diluted EPS from continuing operations*	$1.22	$0.10	$0.19	$—	$0.03	$0.03	$0.12	$1.70

Consolidated operating income as a % of sales	6.1%							7.3%
Effective tax rate	41.1%							34.7%

* May not sum due to rounding